                                                                     EXHIBIT 99i

                   The Hartford Financial Services Group, Inc.
                                 Hartford Plaza
                               Hartford, CT 06115

October 23, 2003

Board of Directors
Hartford Series Fund, Inc.
55 Farmington Avenue
Hartford, CT 06105

RE:      HARTFORD SERIES FUND, INC.
         POST-EFFECTIVE AMENDMENT NUMBER 28
         FILE NO. 333-45431

Gentlemen:

     I have acted as counsel to Hartford Series Fund, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, in connection with its registration of an indefinite number of its shares of stock representing interests in Hartford Equity Income HLS Fund of the Company (the "Shares") under the Securities Act of 1933, as amended. In this connection, I have examined post-effective amendment number 28 to the registration statement to be filed with the Securities and Exchange Commission on Form N-1A (File No. 333-45431) (the "registration statement"). I am also familiar with the actions taken at the board of directors meeting held on May 13, 2003 in connection with the authorization, issuance and sale of the Shares.

     I have examined such Company records, certificates and other documents and reviewed such questions of law as I have considered necessary or appropriate for purposes of this opinion. In my examination of such materials, I have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to me. As to various questions of fact material to my opinion, I have relied upon statements of officers and representatives of the Company and upon representations of the Company made in the registration statement.

     Based upon the foregoing, it is my opinion that the Shares, when issued and sold in the manner described in the registration statement, will be legally issued, fully paid and nonassessable.

     I am an attorney licensed to practice only in Connecticut and Colorado.

     I hereby consent to the inclusion of this opinion as an exhibit to the registration statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,
/s/ Kevin J. Carr
Kevin J. Carr